SCHEDULE 14A INFORMATION
                       Proxy Statement Pursuant to Section
                             14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    [X]

Filed by Party other than the Registrant   [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             CHARLES & COLVARD, LTD.
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                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         1)    Title of each class of securities to which transaction applies:

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         2)    Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)    Proposed maximum aggregate value of transaction:

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         5)    Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount previously Paid:
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         2)    Form, Schedule or Registration Statement No.:
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         3)    Filing Party:
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         4)    Date Filed:
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
                                    [GRAPHIC]

                             3800 Gateway Boulevard
                                    Suite 310
                        Morrisville, North Carolina 27560
                                 (919) 468-0399



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 2001


To The Shareholders Of Charles & Colvard, Ltd.:

         Notice is Hereby Given that the Annual Meeting of the Shareholders of Charles & Colvard, Ltd. (the "Company") will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Monday, May 14, 2001 at 10:00 A.M., Eastern Daylight Savings Time, for the following purposes:

1. To set the number of Directors to be elected to the Board of Directors at 5;

2. To elect 5 members to the Board of Directors with terms expiring at the annual meeting in 2002;

3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2001; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.


                                            By order of the Board of Directors,

                                            /s/ Robert S. Thomas

                                            Robert S. Thomas
                                            President & CEO






March 30,  2001

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A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT
PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU RETURN YOUR CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.
--------------------------------------------------------------------------------

                                    [GRAPHIC]
                             3800 Gateway Boulevard
                                    Suite 310
                        Morrisville, North Carolina 27560
                                 (919) 468-0399


                                PROXY STATEMENT


         This Proxy Statement is furnished to the Shareholders of Charles & Colvard, Ltd. (the "Company") in connection with the solicitation of proxies, by the Board of Directors of the Company, for use at the 2000 Annual Meeting of the Shareholders of the Company (the "Annual Meeting") to be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Monday, May 14, 2001 at 10:00 A.M., Eastern Daylight Savings Time, and all adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed on or about April 6, 2001.

Voting Securities

         The Company's common stock, no par value per share (the "Common Stock"), is the only outstanding voting security of the Company. The Board of Directors has fixed the close of business on March 30, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock held. As of March 1, 2001, there were 13,447,714 shares of Common Stock outstanding.

Voting Procedures

         The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions, shares that are withheld as to voting with respect to one or more of the director nominees and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists.

         Under the Bylaws of the Company, the proposal to fix the size of the board at 5 for the Annual Meeting shall be passed if the number of votes cast for the proposal exceeds the number of votes cast against it. Under North Carolina law, directors are elected by a plurality of the votes cast by the shares of Common Stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors. Under the Company's Bylaws, the proposal to ratify the appointment of independent auditors for the year ending December 31, 2001 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Abstentions and shares held of record by a broker, as nominee, that are not voted on such proposal will not affect the outcome of such proposal.

Voting of Proxies

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company and named in this Proxy Statement, for the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2001 and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the

Company, by attending the Annual Meeting and giving notice of his or her intention to vote in person or by executing and delivering to the Company a proxy bearing a later date.

Expenses of Solicitation

         The Company will bear the entire cost of the solicitation of proxies from its shareholders. Following the mailing of this Proxy Statement and the accompanying proxy card, the directors, officers and employees of the Company may solicit proxies on behalf of the Company in person, by telephone or by other electronic means. The Company may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.


                                   PROPOSAL 1
                           ELECTION OF FIVE DIRECTORS

         Under the Bylaws of the Company, the shareholders may fix the number of directors to be elected at the 2001 Annual Meeting. The Board of Directors has proposed to the shareholders that this number be set at 5.

         THE BOARD OF DIRECTORS RECOMMENTS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 2
                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed under the direction of the Board of Directors, as provided by North Carolina law and the Company's Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by the Company's officers and employees. The directors are kept informed of the Company's operations at meetings of the Board, through reports and analyses prepared by, and discussions with, the Company's management.

         The Board of Directors meets on a regularly scheduled basis and met eight times during the year ended December 31, 2000. During 2000, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board of Directors on which that director served.

         The Bylaws of the Company provide that the Board of Directors shall consist of one or more members and at any time that it consists of nine or more members the terms shall be staggered. Under North Carolina law, the Company cannot have staggered director terms unless it has at least nine Directors. Accordingly, newly elected Directors will serve one year terms.

         The five persons named below have been nominated to serve on the Board of Directors until the 2002 Annual Meeting of the Shareholders or until their successors are elected and qualified. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees. Each nominee for director has indicated that he/she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors

         Walter J. O'Brien, Jr. (65) has been a director of the Company since May 2000 and a consultant to the Company since September 1999. Since September 2000, Mr. O'Brien has been the Executive Director of the Privacy Leadership Initiative, Inc. From May 1999 to September 2000, he was a consultant for The O'Brien Association, a brand consulting firm. From November 1995 to April 1999, Mr. O'Brien was the President of the National Advertising Review Council, an advertising self-regulatory organization. He graduated from Marquette

University, completed the Advanced Advertising Planning Program at Harvard University and attended the Executive Program at Stanford Graduate School of Business.

         Chester L.F. Paulson (65) is a director nominee. Since 1970, Mr. Paulson has served as President and Chairman of Paulson Capital Corporation and as Director of Corporate Finance and director of its wholly-owned subsidiary, Paulson Investment Company, Inc. which provides full service brokerage services and is engaged in investment banking services. Mr. Paulson earned his Masters of Business Administration from the University of Portland.

         Frederick A. Russ (57) has served as a director of the Company since November 1996 and as Chairman of the Board since May 2000. Dr. Russ has served as Dean of the College of Business Administration at the University of Cincinnati since September 1994. From July 1989 to September 1994, he was Marketing Department Head and Professor of Marketing at the University of Cincinnati. Dr. Russ served on the Board of Directors of Cree, Inc. ("Cree") from 1988 to 1992. He earned his Ph.D. in industrial administration at Carnegie-Mellon University.

         Robert S. Thomas (53) has served as the President and Chief Executive Officer of the Company since July 2000. From June 1998 to July 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998 Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996, Mr. Thomas was employed with Morven Partners, one of the nations largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

         George A. Thornton, III (60) is a director nominee. Since June 1984, Mr. Thornton has been a real estate developer. Additionally, from 1997 to 1998, Mr. Thornton served in various capacities including as Chief Executive Officer of Rhodes Furniture, Inc. From 1984 to 1997, Mr. Thornton was a marketing consultant to Kincaid Furniture. Mr. Thornton earned his Associate of Arts degree from Louisburg College.

Directors with Terms Expiring in 2001

         Cecil D. Raynor, Ollin B. Sykes, Richard G. Hartigan, Jr., Kurt Nassau and Dr. Russ are all serving as Directors of the Company with terms expiring in May 2001. Mr. Raynor, Mr. Sykes, Mr. Hartigan and Dr. Nassau are not seeking re-election.

Directors with Terms Expiring in 2002

         Jeff N. Hunter resigned as Director in May 2000. Barbara Kotlikoff is serving as a Director with a term expiring in 2002. However, Ms. Kotlikoff has submitted her resignation as a director of the Company effective as of the Annual Meeting. Accordingly, no directors are continuing in office.

Directors Emeritus

         Howard Rubin (77) served as a director of the Company from November 1996 to May 2000 and has been a consultant to the Company since February 1997. Since 1992, he has served as President of GemDialogue Systems, Inc., a consulting company which provides jewelry appraisal and gemological training services to jewelers and business process improvement services to jewelry manufacturers. Mr. Rubin received a graduate gemology degree from the Gemological Institute of America in 1959.

         Kurt Nassau (74) has served as a director of the Company since August 1996 and has provided consulting services to the Company since April 1997. Since 1990, Dr. Nassau has served as the President of Nassau Consultants where he specializes in advising companies on gemology and color. Dr. Nassau is a former Distinguished Research Scientist with AT&T Bell Labs and is the author of 16 patents and 5 books on gemology and the science of color. Dr. Nassau earned his Ph.D. in physical chemistry at the University of Pittsburgh and is a former 20-year member of the Board of Governors of the Gemological Institute of America.

         Mr. Rubin was appointed as Director Emeritus in May 2000, and Dr. Nassau was appointed as Director Emeritus effective May 2001. Directors Emeritus serve for three year periods whereby they may attend board meetings at the invitation of the Board, but have no voting rights.

Committees of the Board of Directors

         The Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

         The Audit Committee, established in October 1997, has the authority to nominate an independent public accounting firm to serve as the Company's external auditor, to direct, monitor and discuss with such auditors the scope, timing and results of their audit, to implement internal accounting controls and to review the Company's annual financial statements and the auditors' report thereon. The Audit Committee, which had four meetings in 2000, is composed of Mr. Sykes, Dr. Russ, and Mr. Raynor.

         The Compensation Committee, established in October 1997, has the authority to determine the cash and non-cash compensation of each officer, salaried employee and consultant of the Company, other than members of the Board of Directors, to establish and administer the Company's insurance and benefits plans and to administer the Company's stock option plans. The Compensation Committee also recommends to the full Board of Directors the cash and non-cash compensation (including stock options and awards) to be paid to each member of the Board of Directors who serves as an officer, employee or consultant of the Company. The Compensation Committee, which had five meetings in 2000, is composed of Mr. Hartigan, Dr. Russ and Mr. Sykes.

         The Corporate Governance Committee, originally established as a Nominating Committee in February 1999, is responsible, on an annual basis and upon the request of the Board or its Chairman, for developing a list of potential nominees for Director, including nominations from shareholders, if any, and for investigating and evaluating the potential nominees' qualifications to serve as a Director, the compliance of all nominations with the Bylaws of the Company, and for making recommendations to the Board concerning such nominations. Shareholders may submit nominations to the Company, provided that written notice is provided to the Company not less than 30 nor more than 90 days before the Annual Meeting in accordance with the Company's Bylaws. The Corporate Governance Committee also has responsibility for reviewing issues of corporate governance and making recommendations thereon to the Board. The Corporate Governance Committee, which met four times in 2000, is composed of Mr. Hartigan, Ms. Kotlikoff, Dr. Nassau and Mr. Raynor.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq, has furnished the following report:

         The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

         The Audit Committee is responsible for overseeing the Corporation's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit Committee:

         - Reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and Deloitte & Touche LLP ("D&T"), the Corporation's independent auditors;

         - Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         - Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with D&T their independence.

         The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

         Based on the Audit Committee's review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                This Report is submitted by the Audit Committee.

                            Ollin B. Sykes, Chairman
                                 Cecil D. Raynor
                                Frederick A. Russ

COMPENSATION OF DIRECTORS

         Other than the non-executive Chairman, the Company does not presently pay cash fees to its directors but does reimburse directors for expenses incurred in their capacity as directors; however, the Company pays board members $500 per day for special committee work. The non-executive Chairman of the Board is paid $8,000 per quarter. Directors who are employees of the Company are not separately compensated for their service on the Board of Directors. Non-employee directors have been granted options to purchase Common Stock of the Company as compensation for their services during the year ended December 31, 2000 and in prior years.

         The Company has a practice of granting non-employee directors options to purchase 5,000 shares of Common Stock, which vest immediately before the next scheduled annual meeting, as compensation for the ensuing year's service (the "annual grant") and an initial grant of options to purchase 7,500 shares of Common Stock, which vest ratably over a three-year period, upon their first election to the Board of Directors (the "initial grant"). In 2000, each of the non-employee directors received an annual grant of 5,000 options exercisable at $5.38 per share.

INFORMATION CONCERNING EXECUTIVE OFFICERS

         Certain information as to executive officers of the Company is set forth below. Executive officers are appointed by and serve at the pleasure of the Board. The information appearing below and certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement has been furnished to the Company by the executive officers.

         Robert S. Thomas (53) has served as the President and Chief Executive Officer of the Company since June 2000. From June 1998 to June 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998 Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996 Mr. Thomas was employed with Morven Partners, one of the nations largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

         Earl R. Hines (64) has served as Vice President of Manufacturing, Treasurer and Secretary since February 2001. Mr. Hines has served as Director of Manufacturing for the Company from March 1997 to February 2001. From April 1996 to March 1997, Mr. Hines was a lapidary consultant to the Company. From March 1990 to March 1997, Mr. Hines owned and operated GemCrafters of Raleigh, a business that focused on cutting colored gemstones and repairing and appraising jewelry.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation paid by the Company to the Company's Chief Executive Officer and its other executive officers whose total salary plus bonus exceeded $100,000 in 2000 (collectively, the "Named Officers")

Summary Compensation Table

                                                  Annual Compensation                     Long -Term Compensation
                                     -----------------------------------------------     -------------------------
                                                                                          Securities Underlying
                                                                                               Options/SARs
    Name and Principal Position        Year       Salary ($)         Bonus ($)             (Number of Shares)
                                                  ----------         ---------            ------------------------
Robert S.  Thomas (1)                2000        $   125,000       $    ---                           ---
     President & Chief Executive     1999        $   125,000       $  7,750                           ---
     Officer                         1998        $    67,708       $    ---                        20,000


                                     2000        $   123,166       $ 20,000                         8,000
Mark W. Hahn (2)                     1999        $   122,000       $  7,750                           ---
     Chief Financial Officer         1998        $   116,917       $    ---                           ---

Earl R. Hines
     Vice President of               2000        $   120,000       $    ---                         8,000
     Manufacturing, Secretary and    1999        $   108,541       $ 10,000                           ---
     Treasurer                       1998        $    88,646       $    ---                           ---


Jeff N. Hunter (3)                   2000        $   135,000       $    ---                        40,000
     Former Chairman of the Board    1999        $   133,958       $  8,000                           ---
     and Chief Executive Officer     1998        $   105,417       $    ---                           ---

(1) Mr. Thomas' compensation for 1998 reflects amounts earned from the commencement of his employment with the Company in June 1998.

(2)  Mr. Hahn resigned from the Company effective March 1, 2001.

(3) Mr. Hunter resigned as Chairman of the Board and Chief Executive Officer in May 2000. Under the terms of his separation agreement, Mr. Hunter is to continue receiving salary payments through May 15, 2001. The amount set forth in the Salary column for 2000 includes actual payments through December 31, 2000. Mr. Hunter will receive additional payments aggregating approximately $50,000 in 2001.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-end Option/SAR Values

         The following table sets forth the number of shares of Common Stock covered by outstanding stock options held by the Named Officers at December 31, 2000. The Named Officers did not exercise any of their stock options during the year ended December 31, 2000.

                                            Number of Securities                  Value of Unexercised In-the-
                                            Underlying Unexercised                           Money
                                        Options/SARs at Fiscal Year-end          Options/SARs at Fiscal Year-end
                                      ------------------------------------    --------------------------------------
Name                                   Exercisable        Unexercisable         Exercisable         Unexercisable
------                                ---------------    -----------------    ----------------    ------------------
Robert S. Thomas                            94,200              12,750        $       ---         $        ---
Mark W. Hahn                               132,700              50,500        $       ---         $        248
Earl R. Hines                               30,788              16,500        $       ---         $        248

Employment Agreements and Other Arrangements

          The Company has entered into an employment agreement with Robert S. Thomas, the Company's President and Chief Executive Officer. Mr. Thomas' employment agreement, which expires annually on February 28, automatically renews on an annual basis and entitles Mr. Thomas to receive a salary of $125,000 and to participate in the Company's incentive compensation plans. If the Company terminates Mr. Thomas's employment without cause, Mr. Thomas is entitled to receive, for the remaining term of his employment agreement, annual compensation equal to the highest annual compensation (including all cash bonuses and other cash-based benefits) received by him during the immediately preceding three calendar years (the "Termination Consideration"), and the Company will take such action as may be required to vest any unvested benefits under any employee stock-based or other benefit plan. If the Company experiences a change of control and Mr. Thomas voluntarily terminates his employment following a reduction in his responsibilities, pay or position, or if his employment is terminated following such change in control, the Company is obligated to pay Mr. Thomas a lump sum equal to approximately three times his Termination Consideration and to continue his benefits for a period of two years, and any unvested benefits under any employee benefit plan will immediately vest and become exercisable. Upon the termination of his employment with the Company, Mr. Thomas is prohibited from competing with the Company or attempting to solicit the Company's customers or employees for a period of one year. Mr. Thomas will also participate in the Company's annual incentive plan, if one is implemented.

         The Company has also entered into an employment agreement with Earl R. Hines, the Company's Director of Manufacturing. Mr. Hines' employment agreement, which expires annually on August 31, and automatically renews on an annual basis, entitles Mr. Hines to receive a base salary of $120,000 and to participate in the Company's incentive compensation plan. Mr. Hines has rights substantially the same as those granted to Mr. Thomas in the event his employment is terminated without cause or in the event of a change in control. Upon the termination of his employment with the Company, Mr. Hines is prohibited from competing with the Company or attempting to solicit the Company's customers or employees for a period of one year.

         The 1996 Option Plan provides that, in the event of a change in control of the Company, all stock options granted pursuant to the 1996 Option Plan will immediately vest and become exercisable. The 1997 Omnibus Plan provides that, upon a change of control of the Company (as defined in the 1997 Omnibus Plan), all options and SARs outstanding as of the date of the change of control shall become fully exercisable, any restrictions applicable to any restricted awards shall be deemed to have expired, and restricted awards shall become fully vested and payable to the fullest extent of the original award. In the event of a merger, share exchange, or other business combination affecting the Company in which the Board of Directors or the surviving or acquiring corporation takes actions which, in the opinion of the Compensation Committee, are equitable or appropriate to protect the rights and interests of participants under the plan, the Compensation Committee may determine that any or all awards shall not vest or become exercisable on an accelerated basis.

Compensation Committee Interlocks and Insider Participation

         None of the members of the Compensation Committee during 2000 has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Robert S. Thomas, the Company's President and Chief Operating Officer, participated in the process of determining the compensation to be paid to certain executive officers during 2000. See "Compensation Committee Report." Mr. Hartigan, Dr. Nassau, Mr. O'Brien and Mr. Sykes each have a consulting agreement with the Company. See "Certain Transactions -- Other Transactions." All members of the Board of Directors, except Barbara Kotlikoff have purchased and hold securities of the Company. See "Security Ownership of Management and Certain Beneficial Owners."

COMPENSATION COMMITTEE REPORT

         This report has been prepared to describe the Company's executive compensation policies and the basis for the compensation earned by the Named Officers, during the year ended December 31, 2000.

         General. The Compensation Committee of the Board of Directors was established in October 1997. The Compensation Committee is authorized to determine the cash and non-cash compensation of each officer, salaried employee and consultant of the Company, other than members of the Board of Directors, to establish and administer the Company's insurance and benefits plans and to administer the Company's stock option plans. The Compensation Committee also recommends for review and approval by the full Board of Directors the cash and non-cash compensation (including stock options and awards) to be paid to each member of the Board of Directors who serves as an officer, employee or consultant of the Company. The Compensation Committee is composed of Mr. Hartigan, Dr. Russ and Mr. Sykes.

         Objectives and Philosophies. The Compensation Committee employs compensation practices designed to (i) attract and retain qualified executives,
(ii) align the interests of executives with the long-term interests of the Company's shareholders and (iii) motivate executives to achieve targeted objectives. In furtherance of these goals, base salaries are generally evaluated annually to ensure that executives are compensated at levels that take into account both competitive and performance factors. The Company also relies to a substantial degree on stock options to attract and motivate its executives. Generally, compensation arrangements for executive officers consist of base salary, annual incentive plan, stock option grants and other benefits available to other employees of the Company.

         Cash Compensation. The Committee determines the base salary of the chief executive officer and reviews and approves base salaries for the Company's other executive officers annually. In adjusting salaries, the Committee examines both qualitative and quantitative factors relating to corporate and individual performance. The qualitative factors in generally involve a subjective assessment by the Committee. The Committee does not base its considerations on any single performance factor nor does it apply any formulaic relationship between the Company's performance and salary levels. Instead it considers a variety of factors and evaluates individual performance against those factors both in absolute terms and in relation to the competitive market for executives in similar positions. The Committee also relies on the evaluations and recommendations of Mr. Thomas, who has served as President of the Company since 1998, in approving salary adjustments for other executive officers.

         Annual Incentive Plan. The Company did not have an annual incentive plan for executive officers in 2000. The Company has not adopted such a plan thus far in 2001 but intends to do so.

         Equity Incentives. The Company utilizes stock options granted under the Company's 1996 Stock Option Plan and 1997 Omnibus Plan, which are administered by the Compensation Committee, to align shareholder and management interests by giving executive officers a substantial economic stake in long-term appreciation of the Company's stock. Since the Company's initial public offering in 1997, all options granted under the plan have been awarded with exercise prices set not less than the market value of the underlying stock on the grant date. Generally, option grants are awarded with a ten-year term and are subject to vesting over three years.

         The Compensation Committee takes into account all factors it deems appropriate in reviewing proposed option grants to executive officers, including the officer's position and level of responsibility, the officer's existing unvested option holdings, the potential reward to the officer if the stock price appreciates and the competitiveness of the officer's overall compensation arrangements, including stock options. Outstanding performance by an individual may also be taken into consideration. Option grants are often made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee relies on Mr. Thomas's evaluations and recommendations in approving option grants to other executive officers. Based on the factors described above, during fiscal 2000 the Committee recommended, and the Board of Directors approved, grants to executive officers of options to purchase an aggregate of 16,000 shares of Common Stock.

         Chief Executive Officer Compensation. Mr. Thomas's cash compensation level was established in 1998 in connection with the negotiation of the terms of his employment with the Company. The Committee made no adjustment in Mr. Thomas' salary in 1999 or 2000 and intends to review Mr. Thomas' compensation later in 2001.

                  This Report is submitted by the Compensation
                                   Committee.

                            Richard G. Hartigan, Jr.
                                Frederick A. Russ
                                 Ollin B. Sykes.

STOCK PERFORMANCE GRAPH


         The following line graph and table illustrate the cumulative total shareholder return on the Company's Common Stock over the period beginning on the date of the Company's initial public offering, November 14, 1997, and ending on December 31, 2000 and the cumulative total return over the same period of (i) the Nasdaq Market Index - US and Foreign and (ii) a peer group composed of D.G. Jewelery of Canada Ltd, Lazare Kaplan International Inc. and OroAmerica, Inc. IWI Holdings Limited previously appeared in our peer group, however, they are no longer listed and, therefore, have been excluded from this presentation. The graph assumes an initial investment of $100 and the reinvestment of all dividends.

{LINE CHART APPEARS HERE]


                     ASSUMES $100 INVESTED ON NOV. 14, 1997
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

------------------------------------- ------------------- --------------- ---------------- ------------- -------------
                                           11/14/97          12/31/97        12/31/98        12/31/99      12/31/00
------------------------------------- ------------------- --------------- ---------------- ------------- -------------
      Charles & Colvard, Ltd.               100.00            78.39            89.83          41.10          9.53
------------------------------------- ------------------- --------------- ---------------- ------------- -------------
          Peer Group Index                  100.00            89.45            83.06          70.56         55.95
------------------------------------- ------------------- --------------- ---------------- ------------- -------------
   Nasdaq Market Index - U.S. and
              Foreign                       100.00            97.41           134.42          246.21        154.55
------------------------------------- ------------------- --------------- ---------------- ------------- -------------


         The Company's peer group primarily consists of gemstone or jewelry manufacturers that sell their products directly to retail jewelers. While these companies have been selected on the basis of the similarities between their businesses and the business of the Company, the Company, unlike the members of the peer group, manufactures and sells a patented lab-created jewel that is not currently available from other sources. The Company therefore believes that comparisons between the Company and the peer group may not accurately and reliably reflect the relative performance of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information with respect to the beneficial ownership of Common Stock as of March 1, 2001 by (i) each person known by the Company to own beneficially five percent or more of the Company's outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each executive officer of the Company; and (iv) all current directors, director nominees and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

                                                          Common Stock
Name (1)                                               Beneficially Owned                 Percent of Class
--------                                               ------------------                 ----------------
Chester L. F. Paulson (2)                                    2,356,592                          17.5%
Robert S. Thomas (3)                                         1,184,580                           8.8%
General Electric Pension Trust (4)                             505,737                           3.8%
Ollin B. Sykes (5)                                             464,414                           3.5%
Frederick A. Russ (6)                                          241,020                           1.8%
Kurt Nassau (7)                                                 78,120                           *
Richard G. Hartigan, Jr. (8)                                    63,500                           *
Earl. R. Hines (9)                                              58,411                           *
George A. Thornton, III                                         46,420                           *
Barbara Kotlikoff (10)                                          13,000                           *
Walter J. O'Brien (11)                                          10,200                           *
Cecil Raynor (12)                                                8,000                           *
Directors, Director Nominees
and Executive Officers as a Group
(9 persons) (13)                                             4,524,257                          33.6%

* Indicates less than one percent

(1) Unless otherwise indicated, the address of each person is 3800 Gateway Boulevard, Suite 310 Morrisville, NC 27560.

(2) Includes (i) 260,400 shares of Common Stock held jointly by Mr. Paulson and his spouse, Jacqueline, over which Mr. Paulson has shared voting and investment power, (ii) 25,200 shares of Common Stock issuable upon exercise of stock purchase warrants held jointly by Mr. & Mrs. Paulson,
         (iii) 1,856,400 shares of Common Stock held by Paulson Investment Company, Inc. (PIC) and (iv) 214,592 shares of Common Stock issuable upon exercise of stock purchase warrants held by PIC. Mr. & Mrs. Paulson are the controlling shareholders of the parent company of PIC. The mailing address of Mr. Paulson and PIC is 811 S.W. Naito Parkway, Suite 200, Portland, OR 97204.

(3) Includes (i) 34,000 shares of Common Stock held jointly by Mr. Thomas and his spouse, Mary Ann Thomas, over which Mr. Thomas has shared voting and investment power and (ii) 94,200 shares of Common Stock issuable to Mr. Thomas upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.

(4) Information obtained from Schedule 13G dated February 14, 2001 as filed with the Securities Exchange Committee by General Electric Pension Trust. The mailing address of General Electric Pension Trust is 3003 Summer Street, Stamford, Connecticut 06904.

(5) Includes (i) 180,310 shares of Common Stock held by the Sykes & Co., P.A. Profit Sharing Plan & Trust, (ii) 24,400 shares of Common Stock held in Mr. Sykes' individual retirement account, (iii) 1,000 shares of Common Stock held by Lou S. Sykes, Mr. Sykes' spouse, (iv) 2,100 shares of Common Stock held by Mr. Sykes' minor sons, over which Mr. Sykes has shared voting and investment power, and (v) 96,800 shares of Common Stock issuable upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.

(6) Includes 11,500 shares of Common Stock issuable upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan. See "Board of Directors--Compensation of Directors."

(7) Includes (i) 4000 shares of Common Stock held jointly by Dr. Nassau and his spouse Julia Nassau over which Dr. Nassau has shared voting and investment power and (ii) 74,120 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.

(8) Includes 27,500 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.

(9) Includes (i) 21,000 shares of Common Stock held jointly by Mr. Hines and his spouse, Jacqueline Hines, over which Mr. Hines has shared voting and investment power, (ii) 30,788 shares of Common Stock issuable to Mr. Hines upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan and (iii) 6,623 shares of Common Stock issuable to Mrs. Hines upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan.

(10) Includes 13,000 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.

(11) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.

(12) Includes 5,000 shares of Common Stock issuable upon exercise of options granted under the 1997 Omnibus Plan.

(13) Includes (i) 532,410 shares of Common Stock over which certain directors and executive officers have shared voting and investment power, (ii) 369,531 shares of Common Stock issuable upon exercise of options granted under the 1996 Option Plan and 1997 Omnibus Plan and
         (iii) 2,070,992 shares of Common Stock issuable upon exercise of stock purchase warrants held by Mr. Paulson and Paulson Investment Company. Does not include 505,737 shares of Common Stock beneficially owned by GEPT.

CERTAIN TRANSACTIONS

Transactions with Cree

         Jeff N. Hunter, one of the founders of the Company and the former Chairman of the Board and Chief Executive Officer, is the brother of F. Neal Hunter, the Chief Executive Officer of Cree. Based on the shareholdings reported in Cree's proxy statement dated September 27, 2000, certain of Cree's officers and directors own approximately 1.5% of the Common Stock outstanding. GEPT, which is the beneficial owner of 3.8% of the Common Stock was, as of February 14, 2001, the beneficial owner of approximately 3.8 % of the outstanding common stock of Cree.

Exclusive Supply Agreement

         On June 6, 1997, the Company and Cree entered into an Exclusive Supply Agreement (the "Exclusive Supply Agreement"). Under the provisions of the Exclusive Supply Agreement, the Company has agreed to purchase from Cree at least 50%, by dollar volume, of the Company's requirements for SiC crystals for the production of jewels in each calendar quarter. Cree is obligated to supply this amount of materials to the Company, and Cree has agreed not to sell SiC crystals to anyone other than the Company for jewel use. The price for SiC crystals under the Exclusive Supply Agreement is equal to Cree's loaded manufacturing cost plus a margin, which margin may increase if the price of crystals falls below a specified amount. For calendar 2001, the Company and Cree have agreed on an alternate framework for SiC crystal purchases. Under this framework, the Company will be obligated to purchase SiC crystals only upon issuance and Cree's acceptance of purchase orders at a set price per gram for specified SiC crystals. The Company has issued a purchase order for deliveries of SiC crystals during the second quarter of 2001 aggregating approximately $400,000.

         Under the Exclusive Supply Agreement, in the event that Cree cannot supply the Company's requirements for SiC crystals, Cree may elect, in its sole discretion, to have the Company purchase the additional growth systems that will be required to meet the Company's anticipated demand for SiC crystals or Cree may fund the costs of these systems on its own and recoup its costs by incorporating the costs of the systems into the cost of the SiC crystals purchased by the Company. If Cree elects to have the Company purchase the additional crystal growth systems, such systems must remain at Cree's facilities and ownership of such systems will transfer to Cree when the Company has fully depreciated their cost.

         In May 1998 and in May 1999, the Company ordered quantities of SiC crystals exceeding the capacity of the existing crystal growth system. Cree elected to have the Company purchase $3.4 million of additional crystal growers in 1998 and $2.8 million of additional crystal growers in 1999. The Company paid the entire initial $3.4 million purchase price to Cree during 1998 and the entire $2.8 million purchase price to Cree during 1999.

         In May 2000 the Company sold all of its crystal growth systems to Cree for a purchase price of $5 million.

         The Exclusive Supply Agreement has an initial term of ten years, which may be extended for an additional ten years by either party.

Development Agreement

         On July 1, 1998, the Company entered into an Amended and Restated Development Agreement (the "Development Agreement") with Cree which is focused on increasing the yield of usable material in each silicon carbide crystal manufactured by Cree for use by the Company in the production of lab-created moissanite jewels. The Development Agreement established performance milestones for 1999 and contemplated that the Company and Cree would revise the performance milestones annually to provide both parties with more flexibility to pursue further color and yield improvements on both 2-inch and 3-inch diameter crystals. The Development Agreement replaced the prior development agreements between the parties and requires the Company to fund the program at $2.88 million annually. Either party may terminate the Agreement if Cree does not meet the annual performance milestones or if the Company and Cree do not mutually agree on the performance milestones for the ensuing year. During the year ended December 31, 1998 the Company made aggregate payments of approximately $2.5 million to Cree under the Development Agreement, the 1997 Development Agreement and the prior agreements.

         In May 1999 the Development Agreement was amended to reduce the annual funding level to $1.44 million annually effective in October 1999. During the years ended December 31, 1999 and December 31, 2000 the Company made aggregate payments of approximately $2.8 million and $1.2 million, respectively, to Cree under the Development Agreement. Effective January 1, 2001, the Company and Cree have agreed to suspend the work and payments required under the Development Agreement through June 20, 2001.

Other Cree Transactions

         Under a February 1996 letter agreement, the Company has agreed to purchase all of its requirements for the semiconductor chip component of its moissanite/diamond test instrument from Cree, and Cree granted the Company the exclusive right to purchase such chips for use in jewel analysis and verification equipment. The Company is obligated to purchase all of its requirements for such chips from Cree at prices that may not exceed Cree's then current list price for such chips and to pay Cree a royalty of 2.5% of net sales of all test instruments incorporating the Cree chip. The letter agreement has a term of twenty years. During the year ended December 31, 2000, the Company made no payments to Cree under this letter agreement.

Other Transactions

         In July 1997, the Company entered into a five year consulting agreement with Ollin Sykes. Pursuant to the agreement, Mr. Sykes will provide finance and business services to the Company, and the Company will pay Mr. Sykes compensation as agreed upon from time to time. Mr. Sykes received no compensation under this agreement in 2000.

         The Company entered into a five year consulting agreement with Mr. Hartigan in January 1998, pursuant to which Mr. Hartigan will provide business development consulting services to the Company. Mr. Hartigan received no compensation under this agreement in 2000.

         In April 1998, the Company entered into a one year renewable consulting agreement with Dr. Nassau through Nassau Consultants. In 2000, the Company paid $6,250 to Mr. Nassau pursuant to this agreement.

         In December 1999, the Company entered into a one-year renewable consulting agreement with Mr. O'Brien, pursuant to which Mr. O'Brien will serve as the Company's Brand Steward. The Company paid $157,306 to Mr. O'Brien under this agreement in 2000.

         In May 2000, in conjunction with his separation, the Company entered into a three year consulting agreement with Mr. Hunter pursuant to which Mr. Hunter provides consulting services related to the Company's relationship within the jewelry industry. Mr. Hunter was granted options to purchase 40,000 shares of Common Stock at an exercise price of $5.38, vesting in three equal annual installments.

Fairness of Transactions

         The Company believes that all of the transactions listed under the caption "Certain Transactions" were made on terms no less favorable to the Company than could have been obtained in substantially similar transactions with unaffiliated third parties. All agreements entered into between the Company, and its officers and directors and the agreements entered into between the Company and Cree during 2000 were approved by a majority of the Board. Future transactions between the Company and any officer, director, five percent shareholder or affiliate of the Company will be approved by a majority of the Board of Directors and will be on terms no less favorable to the Company than could be obtained in substantially similar transactions with unaffiliated third parties.

                                   PROPOSAL 3
                       APPOINTMENT OF INDEPENDENT AUDITORS

Audit Fees

         The aggregate fees billed the Company during 2000 by Deloitte & Touche, LLP for services rendered are set forth in the following table:

Type of Service                                                                                    Amount of Fee
---------------                                                                                    --------------
Audit Fees                                                                                           $  77,000
Financial Information Systems Design and Implementation Fees                                         $       0
All Other Fees                                                                                       $  75,000

         The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to Deloitte & Touche, LLP in 2000 and the proposed non-audit services and proposed fees for 2001 and determined that such services and fees were compatible with the independence of the auditors. During 2000, Deloitte & Touche, LLP did not utilize any leased personnel in connection with the audit.

         The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2001, subject to ratification by the Company's shareholders. Deloitte & Touche LLP has acted as independent auditors of the Company since February 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SHAREHOLDER PROPOSALS

         Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy materials of the Company for such meeting. All shareholder proposals intended to be presented at the 2002 Annual Meeting of the Shareholders of the Company must be received by the Company no later than December 7, 2001 for inclusion in the Proxy Statement and proxy card relating to such meeting. In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in the Company's proxy statement, the Company's Bylaws provide that the shareholder must give timely written notice of the proposal to the chief executive officer of the

Company. Notice will be considered timely if it is mailed or delivered (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting, or (ii) in the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If written notice is not timely given, the shareholder proposal will be considered untimely and the Company may exclude the proposal from consideration at the meeting or, if the proposal is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy cards will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement. Accordingly, notice of proposals to be brought before the 2002 Annual Meeting of Shareholders must be mailed or delivered no earlier than February 18, 2002 and no later than March 18, 2002 to be considered timely.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company by such persons and their written representations that such reports accurately reflect all reportable transactions and holdings, the Company believes that during 2000 all such persons filed such reports on a timely basis with the exception of Ollin Sykes, who failed to timely report a purchase of 200 shares on August 4, 2000.

ADDITIONAL INFORMATION

Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including financial statements and schedules, will be provided upon written request, without charge, to any person whose proxy is being solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Robert D. Dixson, Chief Financial Officer, at Charles & Colvard, Ltd., 3800 Gateway Boulevard, Suite 310, Morrisville, North Carolina 27560.

OTHER MATTERS

         The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote said proxy in accordance with their judgment in such matters.



By Order of the Board of Directors,

/s/ Robert S. Thomas

Robert S. Thomas
President & CEO

March 30, 2001

EXHIBIT A
---------

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o Provide an open avenue of communication between the internal auditors, the independent auditors, and the board of directors.

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o     Review with management the need for an internal audit function.

o Review and concur in the appointment, replacement reassignment, or dismissal of the director of internal auditing when appropriate.

o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o Meet with the internal and independent auditors without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, the cooperation that the independent auditors received during the course of the audit and any serious difficulties or disputes with management encountered during the course of the audit.

o Meet with management without the independent and internal auditors present. Discuss any matters that the committee or management believe should be discussed privately with the audit committee.

o Review accounting and financial human resources and succession planning within the company.

o Review policies and procedures with respect to officers' and directors' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditor.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

P R O X Y                    Charles & Colvard, Ltd.
                             3800 Gateway Boulevard
                                    Suite 310
                        Morrisville, North Carolina 27560

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the "Company"), hereby appoints Robert S. Thomas and Earl
R. Hines as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on March 30, 2001 at the Annual Meeting of the Shareholders of the Company to be held on May 14, 2001 or any adjournment thereof.

1. PROPOSAL TO FIX THE NUMBER OF DIRECTORS ELECTED AT THE 2001 ANNUAL MEETING AT FIVE.

               [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

2. ELECTION OF  DIRECTORS
[ ] FOR all nominees listed below (except as marked below)
[ ] WITHHOLD AUTHORITY for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to that nominee's name.

Nominees:

Walter J. O'Brien [  ]    Chester L. F. Paulson [  ]  Frederick A. Russ [  ]
Robert S. Thomas  [  ]   George A. Thornton, III [  ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 2001.

               [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of the Shareholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS ELECTED AT THE 2001 ANNUAL MEETING AT FIVE, FOR THE ELECTION OF THE PERSONS NAMED ABOVE, AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                          (continued on other side)

                  Please sign this proxy exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held by a corporation, please sign the full name of the corporation by an authorized officer. If shares are held by a partnership, please sign the full name of the partnership by an authorized person.

                  Signature:
                            ---------------------------------------------------

                  Signature:
                            ---------------------------------------------------
                                               (if held jointly)

                  Dated:
                         ------------------------------------------------------

                  Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.